Exhibit 99.1

Contact:	Alberto López – Media	Jonathan Halkyard – Investors

	Harrah’s Entertainment, Inc.	Harrah’s Entertainment, Inc.

	(702) 407-6344	(702) 407-6346

Harrah’s Entertainment Reports First-Quarter Results

•	First-quarter revenues rise 12.7 percent to $2.66 billion, Property EBITDA gains 1.2 percent, same-store sales increase 3.6 percent; Adjusted EPS from continuing operations declines 13.7 percent

•	Harrah’s completes acquisition of key Las Vegas Strip site, re-brands casino

LAS VEGAS – May 8, 2007 – Harrah’s Entertainment, Inc. (NYSE:HET) today reported the following financial results for the 2007 first quarter:

COMPANY WIDE RESULTS
(in millions, except per share)
	2007 First Quarter	2006 First Quarter	Percent Increase (Decrease)
Total revenues	$2,655.6	$2,356.9	12.7%
Property EBITDA	698.4	690.1	1.2%
Adjusted EPS from Continuing operations	$0.88	$1.02	-13.7%

Property EBITDA and Adjusted EPS from Continuing Operations are not Generally Accepted Accounting Principles (GAAP) measurements but are commonly used in the gaming industry as measures of performance and as bases for valuation of gaming companies. In addition, analysts’ per-share earnings estimates for gaming companies are comparable to Adjusted EPS from Continuing Operations. Reconciliations of Adjusted EPS from Continuing Operations to GAAP EPS and Property EBITDA to income from operations are attached to this release.

On a GAAP basis, first-quarter income from operations was $451.2 million, down 0.4 percent from the year-ago quarter. Income from continuing operations was $167.2 million, compared with $177.6 million posted in the 2006 first quarter. Diluted EPS from continuing operations were 88 cents, compared with 95 cents in the year-ago quarter.

First-quarter same-store sales at properties that Harrah’s has operated for more than 12 months rose 3.6 percent from the 2006 first quarter.

First-Quarter Highlights

•	Harrah’s completed the acquisition of the Barbary Coast, giving the company control of three of the four corners of Las Vegas Boulevard and

Flamingo Road, and re-branded the casino “Bill’s Gamblin’ Hall & Saloon” in honor of the company’s late founder, William F. Harrah.

•

For the fourth consecutive year, Institutional Investor magazine named Harrah’s Entertainment Chairman, President and Chief Executive Officer Gary Loveman the “Best CEO” in the gaming and lodging industry. Selections were based on the votes of more than 1,000 analysts and portfolio managers asked to name the top CEOs in sectors they cover.

•

Harrah’s announced it will extend the international reach of the world’s richest sporting event by launching the World Series of Poker Europe at London Clubs International Limited (LCI) properties in the United Kingdom in September. The three-event tournament – the first time in the WSOP’s 38-year history a WSOP-branded tournament will be held outside Nevada – is expected to generate the largest poker prize pool ever in Europe.

On April 5, at a special meeting, Harrah’s stockholders approved the $90 per share all-cash offer by affiliates of TPG (formerly Texas Pacific Group) and Apollo Management, L.P. (Apollo) to acquire the company. The transaction is expected to close by year-end, pending receipt of regulatory approvals and other customary closing conditions.

Regional Results

Summaries of results by region follow below.

LAS VEGAS REGION
(in millions)
	2007 First Quarter	2006 First Quarter	Percent Increase (Decrease)
Total revenues	$898.6	$825.7	8.8%
Income from operations	235.6	234.1	0.6%
Property EBITDA	297.6	288.1	3.3%

Las Vegas Region properties include Harrah’s Las Vegas, Rio, Bally’s Las Vegas, Paris, Flamingo Las Vegas, Caesars Palace, Imperial Palace and Bill’s Gamblin’ Hall & Saloon since its acquisition on February 27, 2007.

Visitor volume and cross-market and cross-property play remained robust in the Las Vegas Region, where first-quarter revenues and Property EBITDA rose to record levels despite higher operating costs.

ATLANTIC CITY REGION
(in millions)
	2007 First Quarter	2006 First Quarter	Percent Increase (Decrease)
Total revenues	$546.0	$490.2	11.4%
Income from operations	72.0	95.8	-24.8%
Property EBITDA	132.7	140.4	-5.5%

Atlantic City Region properties include Harrah’s Atlantic City, Showboat Atlantic City, Caesars Atlantic City, Bally’s Atlantic City and Harrah’s Chester.

The January 22, 2007, opening of a 2,750 slot casino at Harrah’s Chester in Philadelphia drove the first quarter 2007 revenue gains. However, higher operating expenses, including promotional and marketing costs aimed at attracting and retaining customers, led to declines in Property EBITDA and income from operations for the Atlantic City Region.

LOUISIANA/MISSISSIPPI REGION
(in millions)
	2007 First Quarter	2006 First Quarter	Percent Increase (Decrease)
Total revenues	$390.5	$305.7	27.7%
Income from operations	75.5	65.2	15.8%
Property EBITDA	84.1	85.1	-1.2%

Louisiana/Mississippi Region properties include Harrah’s New Orleans, Horseshoe Bossier City, Louisiana Downs, Horseshoe Tunica, Grand Casino Tunica, Sheraton Tunica and Grand Casino Biloxi.

Results improved from the 2006 first quarter, when Harrah’s New Orleans and Grand Biloxi were closed for part and all of the year-ago quarter, respectively, due to hurricane damage. First quarter 2007 income from operations includes insurance proceeds of $18.7 million that are in excess of the net book value of impacted assets and costs and expenses that are expected to be reimbursed under our business interruption claims. Income related to insurance claims is excluded from the calculation of Property EBITDA.

IOWA/MISSOURI REGION
(in millions)
	2007 First Quarter	2006 First Quarter	Percent Increase (Decrease)
Total revenues	$201.7	$201.1	0.3%
Income from operations	33.1	31.6	4.7%
Property EBITDA	52.9	54.1	-2.2%

Iowa/Missouri Region properties include Harrah’s St. Louis, Harrah’s Council Bluffs, Horseshoe Council Bluffs and Harrah’s North Kansas City.

Despite a continued strong performance at Horseshoe Council Bluffs, first-quarter revenues and Property EBITDA in the Iowa/Missouri Region were relatively flat compared with the year-ago quarter.

ILLINOIS/INDIANA REGION
(in millions)
	2007 First Quarter	2006 First Quarter	Percent Increase (Decrease)
Total revenues	$324.5	$311.7	4.1%
Income from operations	51.1	62.2	-17.8%
Property EBITDA	68.2	75.6	-9.8%

Illinois/Indiana Region properties include Horseshoe Hammond, Harrah’s Joliet, Harrah’s Metropolis and Caesars Indiana.

Revenues rose 4.1 percent in the Illinois/Indiana Region to a first-quarter record, but income from operations declined due to a supplemental 3 percent tax assessed by Illinois in July 2006 and higher operating expenses. An Illinois state court declared the supplemental tax unconstitutional after the end of the 2007 first quarter, but Harrah’s has continued to accrue and pay the tax pending a final resolution.

OTHER NEVADA
(in millions)
	2007 First Quarter	2006 First Quarter	Percent Increase (Decrease)
Total revenues	$153.6	$152.9	0.5%
Income from operations	20.5	23.4	-12.4%
Property EBITDA	32.8	36.3	-9.6%

Other Nevada properties include Harrah’s Reno, Harrah’s Lake Tahoe, Harvey’s Lake Tahoe, Bill’s Casino and Harrah’s Laughlin.

Poor skiing conditions and higher promotional and marketing costs impacted 2007 first-quarter results in Northern Nevada, though Harrah’s Laughlin continued to perform well.

MANAGED/INTERNATIONAL/OTHER
(in millions)
	2007 First Quarter	2006 First Quarter	Percent Increase (Decrease)
Total revenues	$140.7	$69.6	102.2%
Income from operations	0.8	(3.3)	124.2%
Property EBITDA	30.1	10.5	186.7%

Managed, international and other results include income from our managed properties, results of our international properties and certain marketing and administrative expenses, including development costs, and income from our nonconsolidated subsidiaries.

Managed/Other revenues rose 102.2 percent, primarily due to the addition of results from the LCI properties in the 2007 first quarter. Property EBITDA rose due to lower development costs and master-plan expenses related to Las Vegas and Atlantic City and the inclusion of LCI.

Other Items

First-quarter corporate expenses declined to $33.4 million from $42.5 million in the 2006 first quarter due to allocation of stock-based compensation expenses to the applicable property units and the implementation of cost-savings measures.

Interest expense increased 13.2 percent year-over-year due primarily to higher interest rates and increased debt levels associated with the acquisition of London Clubs International Limited and land purchases in Las Vegas.

Discontinued operations reflect insurance proceeds of $18.2 million, after taxes, that are excess of the net book value of the impacted assets and costs and expenses that are expected to be reimbursed under our business interruption claims for Harrah’s Lake Charles and Grand Casino Gulfport, both of which were sold in 2006. Pursuant to the terms of the sales agreements, Harrah’s will retain all insurance proceeds related to these properties.

The effective tax rate for the first quarter was 37.5 percent, compared with 37.3 percent in the 2006 first quarter.

Weighted average common and common equivalent shares outstanding for the first quarter were 189.4 million shares, compared with 187.0 million in the 2006 first quarter.

Harrah’s Entertainment, Inc. is the world’s largest provider of branded casino entertainment. Since its beginning in Reno, Nevada nearly 70 years ago, Harrah’s has grown through development of new properties, expansions and acquisitions, and now owns or manages casinos on four continents. The company’s properties operate primarily under the Harrah’s, Caesars and Horseshoe brand names; Harrah’s also owns the London Clubs International family of casinos. Harrah’s Entertainment is focused on building loyalty and value with its customers through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership.

More information about Harrah’s is available at its Web site – www.harrahs.com.

This release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, new projects, strategies, future performance, the outcomes of contingencies and future financial results of Harrah’s. These forward-looking statements are based on current expectations and projections about future events.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Harrah’s may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors, as well as other factors described from time to time in our reports filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein): the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with TPG and Apollo; the outcome of any legal proceedings that have been, or will be, instituted against the Company related to the merger agreement; the inability to complete the merger due the failure to satisfy conditions to completion of the merger, including the receipt of all regulatory approvals related to the merger; the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; the impact of the substantial indebtedness to be incurred to finance the consummation of the merger; the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming and hotel industries in particular; construction factors, including delays, increased costs for labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters and building permit issues; the effects of environmental and structural building conditions relating to our properties; access to available and reasonable financing on a timely basis; the ability to timely and cost-effectively integrate acquisition into our operations, including London Clubs; changes in laws, including increased tax rates, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation; the ability of our customer-tracking, customer loyalty and yield-management programs to continue to increase customer loyalty and same store sales or hotel sales; our ability to recoup costs of capital investments through higher revenues;

acts of war or terrorist incidents or natural disasters; abnormal gaming holds; and the effects of competition, including locations of competitors and operating and market competition.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Harrah’s disclaims any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date stated, or if no date is stated, as of the date of this press release.

-more-

HARRAH’S ENTERTAINMENT, INC.

CONSOLIDATED SUMMARY OF OPERATIONS

(UNAUDITED)

	First Quarter Ended March 31,
(In millions, except per share amounts)	2007	2006
Revenues	$2,655.6	$2,356.9
Property operating expenses	(1,957.2)	(1,666.8)
Depreciation and amortization	(190.3)	(155.8)

Operating profit	508.1	534.3

Corporate expense	(33.4)	(42.5)
Merger and integration costs	(4.0)	(13.4)
(Losses)/income on interests in nonconsolidated affiliates	(0.1)	2.1
Amortization of intangible assets	(17.9)	(19.7)
Project opening costs and other items	(1.5)	(7.7)

Income from operations	451.2	453.1
Interest expense, net of interest capitalized	(185.8)	(164.2)
Other income, including interest income	8.2	0.2

Income before income taxes and minority interests	273.6	289.1

Provision for income taxes	(100.3)	(105.6)
Minority interests	(6.1)	(5.9)

Income from continuing operations	167.2	177.6
Discontinued operations, net of tax	18.1	4.8

Net income	$185.3	$182.4

Earnings per share – basic
Income from continuing operations	$0.90	$0.97
Discontinued operations, net of tax	0.10	0.03

Net income	$1.00	$1.00

Earnings per share – diluted
Income from continuing operations	$0.88	$0.95
Discontinued operations, net of tax	0.10	0.03

Net income	$0.98	$0.98

Weighted average common shares outstanding	185.5	183.2

Weighted average common and common equivalent shares outstanding	189.4	187.0

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL OPERATING INFORMATION

(UNAUDITED)

	First Quarter Ended March 31,
(In millions)	2007	2006
Revenues
Las Vegas Region	$898.6	$825.7
Atlantic City Region	546.0	490.2
Louisiana/Mississippi Region	390.5	305.7
Iowa/Missouri Region	201.7	201.1
Illinois/Indiana Region	324.5	311.7
Other Nevada Region	153.6	152.9
Managed/International/Other	140.7	69.6

Total Revenues	$2,655.6	$2,356.9

Income from operations
Las Vegas Region	$235.6	$234.1
Atlantic City Region	72.0	95.8
Louisiana/Mississippi Region	75.5	65.2
Iowa/Missouri Region	33.1	31.6
Illinois/Indiana Region	51.1	62.2
Other Nevada Region	20.5	23.4
Managed/International/Other	0.8	(3.3)
Corporate Expense	(33.4)	(42.5)
Merger and integration costs	(4.0)	(13.4)

Total Income from operations	$451.2	$453.1

Property EBITDA (a)
Las Vegas Region	$297.6	$288.1
Atlantic City Region	132.7	140.4
Louisiana/Mississippi Region	84.1	85.1
Iowa/Missouri Region	52.9	54.1
Illinois/Indiana Region	68.2	75.6
Other Nevada Region	32.8	36.3
Managed/International/Other	30.1	10.5

Total Property EBITDA	$698.4	$690.1

Project opening costs and other items
Project opening costs	$(8.9)	$(4.5)
Insurance proceeds for hurricane losses	18.7	—
Other write-downs, reserves and recoveries	(11.3)	(3.2)

Total Project opening costs and other items	$(1.5)	$(7.7)

(a)	Property EBITDA (earnings before interest, taxes, depreciation and amortization) consists of Income from operations before depreciation and amortization, write-downs, reserves and recoveries, project opening costs, corporate expense, merger and integration costs, income/(losses) on interests in non-consolidated affiliates and amortization of intangible assets. Property EBITDA is a supplemental financial measure used by management, as well as industry analysts, to evaluate our operations. However, Property EBITDA should not be construed as an alternative to Income from operations (as an indicator of our operating performance) or to Cash flows from operating activities (as a measure of liquidity) as determined in accordance with generally accepted accounting principles. All companies do not calculate EBITDA in the same manner. As a result, Property EBITDA as presented by our Company may not be comparable to similarly titled measures presented by other companies.

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL INFORMATION

CALCULATION OF ADJUSTED EARNINGS PER SHARE (b)

(UNAUDITED)

	First Quarter Ended March 31,
(In millions, except per share amounts)	2007	2006
Income before income taxes and minority interests	$273.6	$289.1
Add:
Project opening costs and other items	1.5	7.7
Merger and integration costs	4.0	13.4
Gain on sale of corporate aircraft	(7.2)	—

Adjusted income before income taxes and minority interests	271.9	310.2
Provision for income taxes	(99.7)	(113.5)
Minority interests	(6.1)	(5.9)

Adjusted income from continuing operations	166.1	190.8
Discontinued operations, net of tax	18.1	4.8
Add/(deduct):
Insurance proceeds for hurricane losses, net of tax	(18.2)	—
Write-downs, reserves and recoveries and project opening costs of discontinued operations, net of tax	0.2	(0.2)

Adjusted net income	$166.2	$195.4

Adjusted diluted earnings per share
From continuing operations	$0.88	$1.02

Net income	$0.88	$1.04

Weighted average common and common equivalent shares outstanding	189.4	187.0

(b)	Adjusted Earnings Per Share (Adjusted EPS) is a supplemental financial measure used by management, as well as industry analysts, to evaluate operations. However, Adjusted EPS should not be construed as an alternative to Earnings Per Share as determined in accordance with generally accepted accounting principles. Adjusted EPS as presented by our Company may not be comparable to similarly titled measures presented by other companies, as such measures may not be calculated consistently.

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO INCOME FROM OPERATIONS

(UNAUDITED)

(In millions)

First Quarter Ended March 31, 2007
	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Other	Total
Revenues	$898.6	$546.0	$390.5	$201.7	$324.5	$153.6	$140.7	$2,655.6
Property operating expenses	(601.0)	(413.3)	(306.4)	(148.8)	(256.3)	(120.8)	(110.6)	(1,957.2)

Property EBITDA	297.6	132.7	84.1	52.9	68.2	32.8	30.1	698.4
Depreciation and amortization	(54.5)	(49.5)	(24.5)	(18.8)	(14.1)	(12.0)	(16.9)	(190.3)

Operating profit	243.1	83.2	59.6	34.1	54.1	20.8	13.2	508.1
Amortization of intangible assets	(3.5)	(6.4)	(2.0)	(0.8)	(2.0)	(0.2)	(3.0)	(17.9)
Losses on interests in nonconsolidated affiliates	—	—	—	—	—	—	(0.1)	(0.1)
Project opening costs and other items	(4.0)	(4.8)	17.9	(0.2)	(1.0)	(0.1)	(9.3)	(1.5)
Corporate expense	—	—	—	—	—	—	(33.4)	(33.4)
Merger and integration costs	—	—	—	—	—	—	(4.0)	(4.0)

Income from operations*	$235.6	$72.0	$75.5	$33.1	$51.1	$20.5	$(36.6)	$451.2

First Quarter Ended March 31, 2006
Revenues	$825.7	$490.2	$305.7	$201.1	$311.7	$152.9	$69.6	$2,356.9
Property operating expenses	(537.6)	(349.8)	(220.6)	(147.0)	(236.1)	(116.6)	(59.1)	(1,666.8)

Property EBITDA	288.1	140.4	85.1	54.1	75.6	36.3	10.5	690.1
Depreciation and amortization	(49.8)	(34.9)	(17.5)	(18.5)	(11.4)	(12.5)	(11.2)	(155.8)

Operating profit	238.3	105.5	67.6	35.6	64.2	23.8	(0.7)	534.3
Amortization of intangible assets	(3.1)	(7.0)	(2.1)	(1.0)	(2.8)	(0.2)	(3.5)	(19.7)
Income on interests in nonconsolidated affiliates	—	—	—	—	—	—	2.1	2.1
Project opening costs and other items	(1.1)	(2.7)	(0.3)	(3.0)	0.8	(0.2)	(1.2)	(7.7)
Corporate expense	—	—	—	—	—	—	(42.5)	(42.5)
Merger and integration costs	—	—	—	—	—	—	(13.4)	(13.4)

Income from operations*	$234.1	$95.8	$65.2	$31.6	$62.2	$23.4	$(59.2)	$453.1

*	Total Income from operations as reported on this schedule corresponds with the amounts reported for the respective periods on our CONSOLIDATED SUMMARY OF OPERATIONS. See our CONSOLIDATED SUMMARY OF OPERATIONS for the additional income and expenses recorded in the determination of Net income and Earnings per share for the periods presented.